                                                                    EXHIBIT 99.1

[DJ ORTHO LOGO]

COMPANY INVESTOR/MEDIA CONTACT:
dj Orthopedics, Inc.
Mark Francois, Director of Investor
Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJ ORTHOPEDICS ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS

         - Operating Margin Increases to 15% of Net Revenue and Earnings Per Share Improves to $0.15 Per Share

SAN DIEGO, CA AUGUST 5, 2003 - dj Orthopedics, Inc. (NYSE: DJO), a designer, manufacturer and marketer of products and services for the orthopedic sports medicine market, today announced financial results for the second quarter and six months ended June 28, 2003.

Net revenues for the second quarter of 2003 totaled $47.4 million, an increase of four percent compared with net revenues of $45.7 million reported in the second quarter of 2002. Net income for the second quarter of 2003 was $2.7 million, or $0.15 per share, compared with a net loss of $4.9 million, or $(0.27) per share for the second quarter of 2002. Net income for the second quarter of 2002 included charges totaling $7.6 million ($4.8 million net of taxes) for increases in provisions for uncollectible accounts receivable related to the Company's OfficeCare(R) and Insurance sales channels, provisions for excess inventories and for an impairment loss on certain intangible assets.

For the first six months of 2003, net revenues totaled $94.5 million, an increase of five percent compared with net revenues of $90.1 million reported in the first six months of 2002. Net income for the first six months of 2003 was $4.3 million, or $0.24 per share, compared with a net loss of $3.4 million, or $(0.19) per share for the corresponding six month period in 2002.

Commenting on the Company's second quarter results, Les Cross, dj Orthopedics' President and Chief Executive Officer noted, "We are pleased to report another strong quarter in 2003. In the second quarter, each of our business segments delivered sales growth consistent with or better than our recent trends with the exception of ProCare, where we continued with our transition away from low margin OEM business in this


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channel. That said, we are encouraged by improving ProCare sales trends late in the second quarter attributable to the initial account conversions under our new Broadlane contract, which commenced this past May.

"We remain focused on strengthening our domestic revenue growth within our core rehabilitation businesses, and toward this end, we completed several key objectives during the quarter. First, we launched eight new products during the quarter, including products for foot and ankle, wrist, knee and shoulder applications. We have implemented important new customer targeting tools to support our sales distribution partners and we have initiated several new marketing and promotional programs. OfficeCare sales growth was another bright spot increasing almost nine percent, compared to the second quarter of last year."

Reviewing the Company's financial results, Vickie Capps, Senior Vice President and Chief Financial Officer commented, "The business transformation over the past year continues to show in our results. The improvement in our operating margin reflects our continued sales growth and the success of our cost structure improvements. Gross profit margin improved substantially over the second quarter of last year, reflecting the benefits of our manufacturing move to Mexico, as well as higher manufacturing volumes and improved product mix."

REVENUE SEGMENT INFORMATION

Net revenues for the second quarter of 2003 for the Company's business segments, which are its primary sales channels, DonJoy(R), ProCare(R), OfficeCare(R) and International, were $23.2 million, $11.7 million, $6.0 million and $6.6 million, respectively, compared to prior year amounts of $22.3 million, $12.0 million, $5.5 million and $5.8 million, respectively. Net revenue in the Company's DonJoy, OfficeCare and International segments increased 4 percent, 9 percent and 13 percent respectively, while net revenue in the ProCare segment declined 3 percent year-over-year.

Net revenue in the International segment in the second quarter of 2003 included a $0.5 million benefit from favorable changes in exchange rates compared to the rates in effect in the second quarter of 2002. In addition, International revenue in the second quarter of 2003 was reduced by approximately $1.0 million, compared to the prior year period, because of the Company's fourth quarter 2002 discontinuation of its majority owned Australian subsidiary. Excluding Australia, local currency international revenue increased 25 percent in the second quarter of 2003 compared to the similar period a year ago. OfficeCare net revenue was reduced by approximately $0.6 million in the second quarter of 2003, resulting from the change in the


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Medicare reimbursement code for the Company's fracture boot products, which became effective in January 2003, as discussed in the Company's Forms 10-K and 10-Q, filed with the SEC on March 28, and May 13, 2003, respectively.

Net revenues for the first six months of 2003 for the Company's business segments DonJoy(R), ProCare(R), OfficeCare(R) and International, were
$46.0 million, $22.9 million, $11.8 million and $13.7 million, respectively, compared to prior year amounts of $44.4 million, $23.0 million, $11.6 million and $11.1 million, respectively.

GROSS PROFIT MARGIN

For the second quarter of 2003, the Company reported gross profit of $26.2 million, or 55.2 percent of net revenue, compared to $21.3 million, or 46.5 percent of net revenue for the second quarter of 2002. Gross profit in the second quarter of 2002 was reduced by a $1.3 million charge for reserves for excess inventories. The improvement in gross profit margin from 2002 to the current quarter primarily reflects lower manufacturing costs achieved through the Company's successful relocation of a substantial portion of its U.S. manufacturing capacity to Mexico during the fourth quarter of 2002, as well as the completion of other manufacturing cost reduction initiatives. Although total gross profit was increased by the Company's manufacturing move to Mexico, gross profit for the DonJoy segment was reduced by the reallocation of certain United States manufacturing overhead expenses from products moved to Mexico to DonJoy custom rigid bracing products, which continue to be manufactured in the United States.

For the first six months of 2003, the Company reported gross profit of $52.0 million, or 55.0 percent of net revenue, compared to $45.1 million, or 50.0 percent of net revenue in the first six months of 2002.

SECOND QUARTER BUSINESS HIGHLIGHTS:

         - The Company acquired patent licenses as part of a litigation settlement covering the use of knee braces in treating unicompartmental osteoarthritis. The osteoarthritis knee bracing market is the fastest growing rigid bracing segment.

         - dj Orthopedics completed the acquisition of the DuraKold line of cold therapy products. The broad product line features a patented and reusable ice wrap to achieve adjustable and uniform compression for the shoulder, lower back, arm and wrist, and lower leg and ankle. The vertical integration of the DuraKold line into the Company's Mexico manufacturing facility enables the


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                  Company to capture the full manufacturing gross margin, while incrementally reducing the related cost of goods sold.

         -        Two new directors were appointed to the Company's Board of
                  Directors: Lewis Parker and Benjamin B. Edmands.

         - For the second year in a row, dj Orthopedics' manufacturing operation in Tijuana, Mexico, was named among the top 25 finalists in Industry Week's "Best Plants in North America" award.

dj Orthopedics has scheduled an investor conference call to discuss this announcement beginning at 5:00 p.m. Eastern Time today, August 5, 2003. Individuals interested in listening to the conference call may do so by dialing
(706) 634-0177, using the reservation code 1575434. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the reservation code above. The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company's website.

ABOUT DJ ORTHOPEDICS, INC.

dj Orthopedics, Inc. is a global orthopedic sports medicine company specializing in the design, manufacture and marketing of products and services that rehabilitate soft tissue and bone, help protect against injury, and treat osteoarthritis of the knee. Its broad range of more than 600 products, many of which are based on proprietary technologies, includes rigid knee braces, soft goods, specialty and other complementary orthopedic products. These products provide solutions for patients and orthopedic sports medicine professionals throughout the patient's continuum of care. For additional information on the Company, please visit www.djortho.com.

SAFE HARBOR STATEMENT

This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the risk that we may not be able to successfully implement our business strategy or our corporate performance improvement program, or that other risk factors could undermine gains made with our strategies and programs, including our ability to successfully develop or license and timely introduce and market new products or product enhancements; our dependence on our orthopedic professionals, agents and distributors


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for marketing our products; competition in our markets; our transition to direct distribution of our products in certain foreign countries; risks associated with our acquisition strategy and international operations; the risk that our quarterly operating results are subject to substantial fluctuations; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; the effects of healthcare reform, managed care and buying groups on prices of our products; the uncertainty of domestic and foreign regulatory clearance and approval of our products; the sensitivity of our business to general economic conditions; uncertainty relating to third party reimbursement; pending litigation; and the other risk factors that are discussed in our Annual Report on Form 10-K, filed on March 28, 2003 with the Securities and Exchange Commission.

                                Tables to Follow


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                              DJ ORTHOPEDICS, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                      Three Months Ended                 Six Months Ended
                                                   -------------------------         -------------------------
                                                   June 28,         June 29,         June 28,         June 29,
                                                     2003             2002             2003             2002
                                                   --------         --------         --------         --------
Net revenues ....................................  $ 47,420         $ 45,709         $ 94,474         $ 90,148
Costs of goods sold .............................    21,254           24,455           42,515           45,061
                                                   --------         --------         --------         --------
Gross profit ....................................    26,166           21,254           51,959           45,087
Operating expenses:
   Sales and marketing ..........................    12,617           16,882           25,069           28,967
   General and administrative ...................     5,402            6,430           12,035           12,034
   Research and development .....................     1,060              739            1,994            1,368
   Impairment of long-lived assets ..............      --              1,918             --              1,918
                                                   --------         --------         --------         --------
   Total operating expenses .....................    19,079           25,969           39,098           44,287
                                                   --------         --------         --------         --------
Income (loss) from operations ...................     7,087           (4,715)          12,861              800
Interest expense, net of interest income ........    (2,998)          (2,941)          (6,157)          (5,924)
Other income (expense) ..........................       398              (46)             547             (201)
                                                   --------         --------         --------         --------
Income (loss) before income taxes ...............     4,487           (7,702)           7,251           (5,325)
(Provision) benefit for income taxes ............    (1,798)           2,843           (2,903)           1,916
                                                   --------         --------         --------         --------
Net income (loss) ...............................  $  2,689         $ (4,859)        $  4,348         $ (3,409)
                                                   ========         ========         ========         ========

Net income (loss) per share:
   Basic ........................................  $   0.15         $  (0.27)        $   0.24         $  (0.19)
                                                   ========         ========         ========         ========
   Diluted ......................................  $   0.15         $  (0.27)        $   0.24         $  (0.19)
                                                   ========         ========         ========         ========

Weighted average shares outstanding used to
calculate per share information:
   Basic ........................................    17,902           17,856           17,902           17,856
                                                   ========         ========         ========         ========
   Diluted ......................................    18,336           17,856           18,178           17,856
                                                   ========         ========         ========         ========
Adjusted EBITDA (1) .............................  $  9,368         $  5,337         $ 17,119         $ 12,358
                                                   ========         ========         ========         ========

     (1) "EBITDA" is defined as net income (loss) plus interest expense (net of interest income), income taxes, depreciation and amortization. "Adjusted EBITDA" represents EBITDA, as defined, adjusted to eliminate amounts permitted under the bank credit facility. EBITDA is not a measure of performance under generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Management has included Adjusted EBITDA because it may be used by our lenders or certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. Set forth below is a comparable reconciliation of the Company's net income to Adjusted EBITDA:

                                                   Three Months Ended                 Six Months Ended
                                                -------------------------        -------------------------
                                                 June 28,        June 29,         June 28,        June 29,
                                                   2003            2002             2003            2002
                                                --------        --------         --------        --------
Net income  (loss) ..........................   $  2,689        $ (4,859)        $  4,348        $ (3,409)

Interest expense, net of interest income ....      2,998           2,941            6,157           5,924
Income taxes ................................      1,798          (2,843)           2,903          (1,916)
Depreciation and amortization ...............      1,883           1,967            3,711           3,628
                                                --------        --------         --------        --------
EBITDA ......................................      9,368          (2,794)          17,119           4,227
Net adjustments in accordance
with the bank credit facility ...............       --             8,131             --             8,131
                                                --------        --------         --------        --------
Adjusted EBITDA .............................   $  9,368        $  5,337         $ 17,119        $ 12,358
                                                ========        ========         ========        ========


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                              DJ ORTHOPEDICS, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                            June 28       December 31,
                                                              2003            2002
                                                           --------       ------------
ASSETS
Current assets:
     Cash and cash equivalents ....................        $ 11,016        $ 32,085
     Accounts receivable, net .....................          37,390          33,705
     Inventories, net .............................          13,588          14,583
     Deferred tax asset, current portion ..........          10,247          10,247
     Other current assets .........................           2,580           4,970
                                                           --------        --------
Total current assets ..............................          74,821          95,590
Property, plant and equipment, net ................          14,131          14,082
Goodwill, intangible assets and other assets ......          77,209          72,568
Deferred tax asset ................................          52,679          55,484
                                                           --------        --------
Total assets ......................................        $218,840        $237,724
                                                           ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and other accrued liabilities        $ 23,154        $ 26,995
     Long-term debt, current portion ..............             568           1,274
                                                           --------        --------
Total current liabilities .........................          23,722          28,269
Long-term debt, less current portion ..............          89,326         108,542
Total stockholders' equity ........................         105,792         100,913
                                                           --------        --------
Total liabilities and stockholders' equity ........        $218,840        $237,724
                                                           ========        ========

                              DJ ORTHOPEDICS, INC.
                          UNAUDITED SEGMENT INFORMATION
                                 (In thousands)

                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                   ------------------------------   ------------------------------
                                                   JUNE 28, 2003    JUNE 29, 2002   JUNE 28, 2003    JUNE 29, 2002
                                                   -------------    -------------   -------------    -------------
Net revenues:
  DonJoy ....................................        $ 23,192         $ 22,339         $ 46,046         $ 44,401
  ProCare ...................................          11,659           12,018           22,926           23,035
  OfficeCare ................................           6,005            5,525           11,827           11,624
  International .............................           6,564            5,827           13,675           11,088
                                                     --------         --------         --------         --------
Consolidated net revenues ...................          47,420           45,709           94,474           90,148
                                                     --------         --------         --------         --------

Gross profit:

  DonJoy ....................................          13,047           12,692           25,626           26,330
  ProCare ...................................           4,879            3,071            9,339            5,957
  OfficeCare ................................           4,567            3,955            8,977            8,560
  International .............................           3,673            2,816            8,017            5,520
                                                     --------         --------         --------         --------
 Gross profit from reportable segments ......          26,166           22,534           51,959           46,367
  Costs not allocated to segments ...........            --             (1,280)            --             (1,280)
                                                     --------         --------         --------         --------
Consolidated gross profit ...................          26,166           21,254           51,959           45,087
                                                     --------         --------         --------         --------

Income (loss) from operations:
  DonJoy ....................................           5,325            4,830           10,333           11,154
  ProCare ...................................           2,526              620            4,779            1,463
  OfficeCare ................................             258           (3,736)             390           (3,137)
  International .............................           1,623              472            3,715            1,272
                                                     --------         --------         --------         --------
 Income from reportable segments ............           9,732            2,186           19,217           10,752
  Expenses not allocated to segments ........          (2,645)          (6,901)          (6,356)          (9,952)
                                                     --------         --------         --------         --------
 Consolidated income (loss) from operations .        $  7,087         $ (4,715)        $ 12,861         $    800
                                                     ========         ========         ========         ========


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